EXHIBIT 5.1

[Powell Goldstein LLP letterhead]

September 28, 2006

Evans & Sutherland Computer Corporation

770 Komas Drive

Salt Lake City, Utah  84108

Re:	Registration Statement on Form S-3 of Evans & Sutherland Computer Corporation
Evans & Sutherland Computer Corporation Common Stock Issued in Connection with the Acquisition of the
Outstanding Stock of Spitz, Inc.

Ladies and Gentlemen:

We have served as counsel for Evans and Sutherland Computer Corporation, a Utah corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”), of 497,488 shares (the “Shares”) of the Company’s common stock, $0.20 par value, issued in connection with the acquisition of Spitz, Inc., a Delaware corporation, on April 28, 2006.

We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the Shares as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

Based upon a Certificate of Good Standing from the Secretary of State of the State of Utah and our review of the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Powell Goldstein LLP

POWELL GOLDSTEIN LLP